EXHIBIT C

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows that such information is inaccurate.

Dated: April 16, 2021

Prescience Partners, LP

By:	Prescience Point Capital Management LLC
Investment Manager

By:	/s/ Eiad Asbahi
Name:	Eiad Asbahi
Title:	Managing Member

Prescience Point Special Opportunity LP

By:	Prescience Point Capital Management LLC
Investment Manager

By:	/s/ Eiad Asbahi
Name:	Eiad Asbahi
Title:	Managing Member

Prescience Capital, LLC

By:	/s/ Eiad Asbahi
Name:	Eiad Asbahi
Title:	Managing Member

Prescience Point Capital Management LLC

By:	/s/ Eiad Asbahi
Name:	Eiad Asbahi
Title:	Managing Member

/s/ Eiad Asbahi
EIAD ASBAHI

/s/ Alfred G. Merriweather
ALFRED G. MERRIWEATHER

/s/ Charlotte E. Sibley
CHARLOTTE E. SIBLEY

/s/ William F. Spengler
WILLIAM F. SPENGLER